UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

Lexeo Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41855	85-4012572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue South, Floor 6
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 547-9879

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LXEO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On December 19, 2024, Lexeo Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Dr. Kyle Rasbach to serve as the Company’s Chief Financial Officer, effective December 18, 2024 (the “Effective Date”). In connection with Dr. Rasbach’s appointment as Chief Financial Officer, Dr. Rasbach will also serve as the Company’s principal financial officer and principal accounting officer, and R. Nolan Townsend, the Company’s Chief Executive Officer, will no longer serve as the Company’s principal financial officer and principal accounting officer. Mr. Townsend will continue to serve as the Company’s Chief Executive Officer.

Prior to joining the Company, Dr. Rasbach, age 44, served as the Chief Business Officer at Zentalis Pharmaceuticals from January 2024 to December 2024. Before Zentalis, Dr. Rasbach served as a Portfolio Manager for Eventide Asset Management’s $1.8 billion healthcare & life sciences fund, a Managing Director for Eventide Ventures, and a Senior Research Analyst for other Eventide investments from April 2022 to January 2024. Prior to joining Eventide, Dr. Rasbach served as a Managing Partner at Pappas Capital, a life science venture capital firm from November 2017 to April 2022. Earlier in his career, he was an equity research analyst and Vice President at T. Rowe Price, where he managed pharmaceutical, specialty pharmaceutical and biotechnology investments, and an equity research associate and Vice President at Cowen and Company, where he covered global pharmaceutical equities. Dr. Rasbach holds a Ph.D. in Pharmaceutical and Biomedical Sciences as well as a Pharm.D. from the Medical University of South Carolina and an M.B.A. from The Citadel.

Chief Financial Officer Compensation Arrangements

On December 17, 2024, the Compensation Committee of the Board approved an employment agreement between Dr. Rasbach and the Company (the “Employment Agreement”), to be effective on the Effective Date. Dr. Rasbach’s employment under the Employment Agreement is at-will and may be terminated at any time by the Company or by Dr. Rasbach. Pursuant to the Employment Agreement, Dr. Rasbach will be entitled to an initial annual base salary of $480,000, with a discretionary annual bonus target of up to 40% of his annualized salary for the preceding calendar year, contingent upon the Company’s performance and Dr. Rasbach’s achievement of individual objectives and milestones to be determined on an annual basis.

Pursuant to the Employment Agreement, Dr. Rasbach will also receive (a) awards of restricted stock units (“RSUs”) covering an aggregate of 40,875 shares of Common Stock (“Shares”) of the Company (the “RSU Award”), and (b) options to purchase an aggregate of 245,250 Shares at a price per Share equal to the per share fair market value of the Company’s common stock on the date of grant (the “Option Award” and, together with the RSU Award, the “Equity Awards”). The Equity Awards are subject to the terms of the Company’s 2023 Equity Incentive Plan (the “Plan”) and award agreements thereunder. Subject to Dr. Rasbach’s continuous service with the Company through each applicable vesting date, (a) one fourth (1/4th) of the RSUs subject to the RSU Award vest on the 1-year anniversary of the first Company RSU vesting date following the Effective Date and one sixteenth (1/16th) of the RSUs vest on each quarterly date three months thereafter, and (b) one fourth (1/4th) of the Shares subject to the Option Award vest on the 1-year anniversary of the Effective Date and one forty-eighth (1/48th) of the Shares subject to the Option Award vest on each monthly anniversary thereafter.

If the Company terminates Dr. Rasbach’s employment, other than for “cause,” death or “disability,” or Dr. Rasbach resigns for “good reason” outside the period beginning three (3) months prior to a “change in control” (as all such terms are defined in the Employment Agreement) and ending twelve (12) months following a change in control (such period, the “change in control period”), Dr. Rasbach will be entitled to: (i) a lump sum payment equal to twelve (12) months of his base salary, as in effect immediately prior to his termination date; (ii) reimbursement by the Company for the cost of continuation of health coverage for Dr. Rasbach and his eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to twelve (12) months and (iii) if, at the time of such termination of Dr. Rasbach’s employment, he has completed an equity financing of at least $120.0 million, then any portion of the Equity Awards that are then unvested and outstanding shall be permitted to continue to vest for a period of twenty four (24) months or such shorter time as may cause the Equity Awards to be fully vested (the “Post-Employment Partial Vesting Period”). If, during the Post-Employment Partial Vesting Period, a change of control occurs, the portion of the Equity Awards that would have vested by the end of the Post-Employment Vesting Period will vest immediately as of the date of the change in control.

If the Company terminates Dr. Rasbach’s employment other than for cause, death or disability, or Dr. Rasbach resigns for good reason during the change in control period, Dr. Rasbach will be entitled to: (i) a lump sum payment equal to twelve (12) months of his base salary as in effect immediately prior to Dr. Rasbach’s termination date; (ii) a lump sum payment equal to one hundred percent (100%) of Dr. Rasbach’s target bonus for the calendar year in which such termination occurs; (iii) reimbursement by the Company for the cost of premiums for continued coverage under COBRA for up to twelve (12) months; and (iv) acceleration of the unvested portion of any stock options or other equity awards held by Dr. Rasbach immediately prior to termination.

The foregoing severance benefits are conditioned upon Dr. Rasbach signing and not revoking a release of claims following his employment termination date.

If any of the payments provided for under the Employment Agreement or otherwise payable to Dr. Rasbach would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after tax benefits to him.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings. A copy of the press release announcing the appointment of Dr. Rasbach as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

In connection with his appointment as Chief Financial Officer of the Company, Dr. Rasbach has been designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no arrangement or understanding between Dr. Rasbach and any other persons pursuant to which Dr. Rasbach was selected as an officer within the meaning of Item 401(b) of Regulation S-K under the U.S. Securities Act of 1933, as amended (“Regulation S-K”), nor are there any family relationships between Dr. Rasbach and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Dr. Rasbach had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. In connection with his appointment as Chief Financial Officer of the Company, Dr. Rasbach has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-274777) filed with the SEC on September 29, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexeo Therapeutics, Inc.

Date:	December 19, 2024	By:	/s/ R. Nolan Townsend
R. Nolan Townsend, Chief Executive Officer